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                                                                    Exhibit 99.1

                                             FOR IMMEDIATE RELEASE

[ATARI LOGO]                                 Contacts:   Nancy Bushkin (Media)
                                                         Atari, Inc.
                                                         212-726-4222
                                                         nancy.bushkin@atari.com

                                                         David Fremed (Analysts)
                                                         Atari, Inc.
                                                         212-726-6553
                                                         david.fremed@atari.com


                        ATARI ANNOUNCES FINANCIAL RESULTS
                                 FOR FISCAL 2003


         New York, New York, July 15, 2003 - Atari, Inc. (Nasdaq: ATAR), one of the world's largest publishers of interactive entertainment software, today announced operating results for its fiscal year and quarter ended March 31, 2003. As the result of a change in its fiscal year end, announced on March 28, 2003, results herein reflect the nine-month period (fiscal year 2003), as well as the quarter ended March 31, 2003. All results reference the comparable year-earlier periods.

         For the nine months ended March 31, 2003, net revenue, including publishing and distribution revenue, climbed 40% to $404.6 million as compared with net revenue of $289.4 million in the comparable 2002 period. Publishing revenue of $329.8 million marked a 56% increase over publishing revenue of $211.9 million in the year-earlier period, while distribution revenue declined modestly to $74.8 million from $77.5 million in the comparable 2002 period. The Company reported net income for the fiscal year of $18.1 million, a significant improvement over a net loss of $10.2 million reported in the comparable year-earlier period. EBITDA (earnings before interest, taxes, depreciation and amortization) rose to $33.3 million, or $0.48 per share, from a loss of $4.1 million, or a loss of $0.06 per share, in the comparable 2002 period.

         The Company's revenue growth was primarily driven by the strong performances of key franchises, which were expanded with new products during the period, including, from the Dragon Ball Z series: Dragon Ball Z: Budokai (PlayStation 2), Dragon Ball Z: Legacy of Goku

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(Game Boy Advance), Dragon Ball Z: Collectible Card Game (Game Boy Advance) and
Dragon Ball Z: Legendary Super Warriors (Game Boy Color); as well as, RollerCoaster Tycoon 2 (PC); Unreal Championship (Xbox) and Unreal Tournament 2003 (PC); and a new sport for the Backyard Sports series, Backyard Hockey (PC); among others.

         "Our positive results demonstrate that our portfolio management is performing well," said Bruno Bonnell, Chairman and CEO of Atari, Inc. "We have successfully expanded productive franchises, taking them to the next level, thereby paving the way for entirely new properties or the expansion of still other franchises. With a foundation built upon the proven power of properties like Unreal, Dragon Ball Z and Backyard Sports, we were able to exploit opportunities such as Enter The Matrix, and set the stage for our upcoming titles which include Mission Impossible: Operation Surma, Terminator 3: Rise of the Machines, Kya, Sinbad, several new products from the legendary Dungeons & Dragons franchise, and the much anticipated Driver 3, among others."

         For the quarter ended March 31, 2003, net revenue rose 68% to $84.7 million from $50.5 million in the comparable 2002 period. Publishing revenue soared 145% to $66.4 million from $27.1 million in the prior-year quarter, while distribution revenue posted a slight decline to $18.3 million from $23.4 million in the comparable 2002 period. The net loss for the quarter ended March 31, 2003 of $12.7 million represented a significant improvement over the net loss of $22.9 million in the quarter ended March 31, 2002. EBITDA for the quarter was a loss of $7.8 million, or a loss of $0.11 per share, an improvement over a loss of $24.8 million, or a loss of $0.36 per share, in the comparable 2002 period.

         The January-March quarter, which is typically a slower period for the Company, benefited in fiscal 2003 from strong sales of several new releases in the period, including Dragon Ball Z: Ultimate Battle 22 (PSone), Unreal II: The Awakening (PC), Master of Orion 3 (PC), and APEX (Xbox), as well as the continued performance of other Dragon Ball Z titles released earlier in the fiscal year.

         New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining games such as Driver(TM), Enter the Matrix(TM), Neverwinter Nights(TM), Stuntman(TM), Test Drive(R), Unreal(R) Tournament 2003, and Unreal(R) Championship; and mass-market and children's games such as

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Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM),
Civilization(R), Dragon Ball Z(R) and RollerCoaster Tycoon(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext
5257), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

         (Table to Follow)


SAFE HARBOR STATEMENT

CERTAIN STATEMENTS CONTAINED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS (RATHER THAN HISTORICAL FACTS) THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, THE COMPANY SEEKS THE PROTECTION AFFORDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER ENABLING LEGISLATION. STATEMENTS CONTAINED HEREIN WITH REGARD TO THE COMPANY'S BUSINESS OUTLOOK AND PROSPECTIVE OPERATING AND FINANCIAL RESULTS ARE BASED UPON MANAGEMENT'S EXPECTATIONS REGARDING VARIOUS FACTORS, WHICH MAY BE BEYOND THE COMPANY'S CONTROL. THIS STATEMENT IS NOT INTENDED TO IDENTIFY EACH AND EVERY RISK AND UNCERTAINTY INHERENT IN THE COMPANY'S BUSINESS, AND SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CAUTIONARY STATEMENTS CONTAINED IN ITS MOST RECENT FILINGS WITH U.S. AND FOREIGN REGULATORY AUTHORITIES.


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